Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Electronics For Imaging, Inc. of our report dated March 9, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Electronics For Imaging, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
August 9, 2011